Exhibit 10.5

EXECUTION COPY

SALE TRANSACTION

NOTE SALE AGREEMENT

BETWEEN

NAVISTAR FINANCIAL ASSET SALES CORP.

AND

NAVISTAR FINANCIAL CORPORATION

DATED AS OF DECEMBER 16, 2009

i

SECTION 6.16	CONSENT TO JURISDICTION	14
SECTION 6.17	WAIVER OF JURY TRIAL	14

EXHIBITS

Exhibit A - Form of NSA Assignment (includes Exhibit I, Composite Schedule of Contracts)

Exhibit B - Form of Notice of Assignment

ii

NOTE SALE AGREEMENT

NOTE SALE AGREEMENT, dated as of December 16, 2009, between NAVISTAR FINANCIAL ASSET SALES CORP., a Delaware corporation (“NFASC”), and NAVISTAR FINANCIAL CORPORATION, a Delaware corporation (“NFC”).

WHEREAS, NFASC desires to purchase on the date hereof certain Contracts and the Related Security with respect thereto;

WHEREAS, NFC is willing to sell such Contracts and the Related Security with respect thereto to NFASC; and

WHEREAS, NFASC shall, concurrent with NFASC’s purchase of the Contracts and Related Security with respect thereto hereunder, sell such Contracts and the Related Security with respect thereto to Wells Fargo Equipment Finance, Inc. (“WFEFI”) pursuant to the Note Purchase Agreement dated as of the date hereof (the “Note Purchase Agreement”) among NFASC, NFC and WFEFI.

NOW, THEREFORE, in consideration of the foregoing, the other good and valuable consideration and the mutual terms and covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01 Definitions. Capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings assigned them in Part I of Appendix A to the Note Purchase Agreement. All references herein to “the Agreement” or “this Agreement” are to this Note Sale Agreement as it may be amended, supplemented or modified from time to time, the exhibits hereto and the capitalized terms used herein which are defined in such Appendix A, and all references herein to Articles, Sections and subsections are to Articles, Sections or subsections of this Agreement unless otherwise specified. The rules of construction set forth in Part II of such Appendix A shall be applicable to the Note Purchase Agreement.

ARTICLE II

PURCHASE AND SALE OF PORTFOLIO

SECTION 2.01 Purchase and Sale of Portfolio. (a) Subject to the satisfaction of the conditions specified in Article IV, NFC agrees to sell, transfer, assign and otherwise convey to NFASC, without recourse (except as provided in Article V), and NFASC agrees to purchase on the Closing Date pursuant to a written assignment substantially in the form of Exhibit A (the “NSA Assignment”), all right, title and interest of NFC in, to and under the Contracts (as described in Exhibit I, the Composite Schedule of Contracts, to the NSA Assignment) and the Related Security, including the other Portfolio Documents.

(b) It is the intention of NFC and NFASC that the transfer and assignment contemplated by this Section 2.01 shall constitute a sale of the Contracts and Related Security, including the other Portfolio Documents, by NFC to NFASC and the beneficial interest in and title to the assets conveyed pursuant to this Section 2.01 shall not be part of NFC’s estate in the event of the filing of a bankruptcy petition by or against NFC under any bankruptcy law. Notwithstanding the foregoing, in the event a court of competent jurisdiction determines that such transfer and assignment did not constitute such a sale or that such sale shall for any reason be ineffective or unenforceable or that such beneficial interest is a part of NFC’s estate (any of the foregoing, a “Recharacterization”), then (i) NFC shall be deemed to have granted to NFASC a first priority perfected security interest in all of NFC’s right title and interest in, to and under the assets conveyed pursuant to this Section 2.01, and NFC hereby grants such security interest and (ii) the assets conveyed pursuant to this Section 2.01 shall be deemed to include all rights, powers and options (but none of the obligations, if any) of NFC under any agreement or instrument included in the assets conveyed pursuant to this Section 2.01, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Contracts included in the assets conveyed pursuant to this Section 2.01 and all other monies payable under the Portfolio Documents conveyed pursuant to this Section 2.01, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights, powers and options, to bring Proceedings in the name of NFC or otherwise and generally to do and receive anything that NFC is or may be entitled to do or receive under or with respect to the assets conveyed pursuant to this Section 2.01. For purposes of such grant, this Agreement shall constitute a security agreement under the UCC. In the case of any Recharacterization, each of NFC and NFASC represents and warrants as to itself that each remittance of collections by NFC to NFASC hereunder or in connection herewith will have been (i) in payment of a debt incurred by NFC in the ordinary course of business or financial affairs of NFC and NFASC and (ii) made in the ordinary course of business or financial affairs of NFC and NFASC.

SECTION 2.02 Purchase Price. In consideration for the purchase of the Portfolio, NFASC shall, on the Closing Date, pay to NFC an amount equal to the Purchase Price and NFC shall execute and deliver to NFASC the NSA Assignment. On the Closing Date $224,892,707.35 of the Purchase Price shall be paid by NFASC to NFC in immediately available funds, $1,894,809.36 will be recorded as an advance under the Intercompany Note, and the balance of the Purchase Price shall be recorded as a contribution of capital from NFC to NFASC.

SECTION 2.03 The Closing. The sale and purchase of the Portfolio shall take place at 10:00 AM, Chicago, Illinois time, on the Closing Date, at the offices of Kirkland & Ellis LLP located at 300 N. LaSalle Street, Chicago, Illinois 60654, or at such other place, date and time mutually agreeable to NFC and NFASC.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.01 Representations and Warranties as to Portfolio. NFC makes the following representations and warranties to NFASC and WFEFI as to the Portfolio on which NFASC and WFEFI rely in accepting the Portfolio. Such representations and warranties speak as of the Closing Date and shall survive the subsequent sale, pledge, assignment or transfer thereof to WFEFI pursuant to the Note Purchase Agreement:

(a) Characteristics of Contracts. Each Contract:

(i) as of the Reporting Date, is an Eligible Contract;

(ii) was originated by NFC to finance a retail purchase or other financing by a retail customer or Idealease dealer or a refinancing (for reasons other than credit reasons, unless it is an Eligible Restructured Contract) of a Financed Vehicle or Financed Vehicles by a retail customer or Idealease dealer;

(iii) has created or shall create a valid, binding and enforceable first priority security interest in favor of NFC in the related Financed Vehicle(s), which security interest will be validly assigned by NFC to NFASC and will be assignable by NFASC to WFEFI;

(iv) contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral of the benefits of the security;

(v) immediately prior to the transfer and assignment thereof to NFASC by NFC pursuant to this Agreement, NFC had good title to such Contract, free of any Lien (except for Permitted Liens and Liens that will be released as of such transfer), and all right, title and interest in such Contract has been validly sold by NFC to NFASC pursuant to this Agreement, and NFASC will obtain good title to such Contract, free of any Lien (except for Permitted Liens), and the transfer of such Contract to NFASC has been perfected under the UCC; and

(vi) was originated in the ordinary course of business in accordance with NFC’s underwriting standards.

(b) Composite Schedule of Contracts. The information set forth in the Composite Schedule of Contracts relating to such Contract is true, correct and complete in all material respects, and the data contained in the 9MB data file, entitled 2009.Retail.Tape.xlsx sent by NFC to the Purchaser at 12:06 p.m. Chicago time on December 11, 2009, contained a true, correct and complete description of the name of each Portfolio Obligor, such Portfolio Obligor’s address and taxpayer identification number, contract number, remaining number of payments, the amount of each remaining payment, the due date for payments (whether monthly or quarterly), the loan type, the vehicle identification number of the Financed Vehicle that is the subject of the transaction, and whether such Portfolio Document is an Idealease transaction.

(c) Compliance With Law. All requirements of applicable federal, state and local laws, and regulations thereunder, including the Equal Credit Opportunity Act, the Federal Reserve Board’s Regulation “B”, the Servicemembers Civil Relief Act, the USA Patriot Act, any applicable bulk sales or bulk transfer law, any applicable requirement of the Office of Foreign Assets Control, and other equal credit opportunity and disclosure laws, in respect of any of the Contracts, have been complied with in all material respects, and each such Contract and the sale of the Financed Vehicle or Financed Vehicles evidenced thereby complied at the time it was originated or made and now complies in all material respects with all legal requirements of the jurisdiction in which it was originated or made.

(d) Binding Obligation. Each Contract represents the genuine, legal, valid and binding payment obligation in writing of the Portfolio Obligor thereon, enforceable against the Portfolio Obligor by the holder thereof in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights in general and by equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(e) Security Interest in Financed Vehicle. Immediately prior to the sale, transfer and assignment thereof pursuant hereto, each Contract was secured by a validly perfected first priority security interest in the related Financed Vehicle or, in the event any such Contract was secured by more than one Financed Vehicle, in each related Financed Vehicle, each in favor of NFC as secured party, or all necessary and appropriate action had been commenced that will result in the valid perfection of a first priority security interest in each related Financed Vehicle in favor of NFC as secured party in each case (except for first priority security interests which may exist in any accessions not financed by NFC).

(f) Contracts In Force. No Contract has been satisfied, subordinated or rescinded, and no Financed Vehicle securing any Contract has been released from the Lien of the related Contract in whole or in part.

(g) No Waiver. Since the Reporting Date, no provision of any Contract has been waived, altered or modified in any respect.

(h) No Amendments. Since the Reporting Date, no Contract has been amended or otherwise modified (other than a Permitted Modification), and prior to the Cutoff Date, no Contract has been amended or restructured for credit reasons (unless it is an Eligible Restructured Contract).

(i) No Defenses. No right of rescission, setoff, counterclaim or defense has been asserted or threatened with respect to any Portfolio Document.

(j) No Liens. There are, to NFC’s knowledge, no Liens or claims that have been filed for work, labor or materials affecting any Financed Vehicle relating to any Contract that are or may be prior to, or equal or coordinate with, the security interest in each Financed Vehicle granted by the Portfolio Obligor (except for Permitted Liens).

(k) No Default. There has been no default, breach, violation or event permitting acceleration under the terms of any Contract, and no event has occurred and is continuing that with notice or the lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any Contract, and NFC has not waived any of the foregoing, in each case except for payments on any Contract which are not more than 30 days past due (measured from the date of any Scheduled Payment) as of the Reporting Date, or with respect to any Eligible Restructured Contract, no such event has occurred since the date of its amendment or restructuring.

(l) Insurance. Each Portfolio Obligor on a Contract is required to maintain a physical damage insurance policy for each Financed Vehicle of the type that NFC requires in accordance with its customary underwriting standards for the purchase of a similar Vehicle, unless NFC has in accordance with its customary procedures permitted a Portfolio Obligor to self-insure such Financed Vehicle.

(m) Lawful Assignment. No Portfolio Document was originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful the sale, transfer and assignment of such Portfolio Document under this Agreement or the Note Purchase Agreement.

(n) All Filings Made. All filings necessary under the UCC in any jurisdiction to give NFASC a first priority perfected security or ownership interest in the Contracts and the Related Security, including the other Portfolio Documents, to the extent constituting Code Collateral, shall have been made, and the Contracts constitute Code Collateral.

(o) One Original. There is only one executed original of each Contract, which is in NFC’s possession and will remain in NFC’s possession unless transferred pursuant to the Servicing Agreement.

(p) No Negotiable Document of Title. No Contract, or constituent part thereof, constitutes a “negotiable document of title” (as such term is defined and used in the UCC).

(q) Vehicles. Each Financed Vehicle to which a Contract relates was a Vehicle at the time the related Portfolio Obligor executed the related Contract.

(r) Origin. Each Contract was originated in the United States and is payable in U.S. Dollars.

(s) No Government Contracts. No Portfolio Obligor under any of the Contracts is a governmental authority of the United States or any state or political subdivision thereof.

(t) Material Records. NFC has marked its computer records relating to each Contract to show that such Contract has been sold to NFASC by NFC hereunder and has been sold by NFASC to WFEFI pursuant to the Note Purchase Agreement.

(u) No Impairment. NFC has not conveyed any right to any Person that would result in such Person having a right to payments due under a Contract or otherwise impaired the rights of NFASC in any Contract or the proceeds thereof.

(v) Servicing. Each Contract has prior to the Closing Date been serviced in all material respects in conformity with all applicable laws, rules and regulation and the Servicer’s policies and procedures.

(w) No Consent. No notice or consent from any Portfolio Obligor is necessary to effect the acquisition of the Portfolio Documents by NFASC pursuant to this Agreement or WFEFI pursuant to the Note Purchase Agreement.

SECTION 3.02 Additional Representations and Warranties of NFC. NFC hereby represents and warrants to NFASC and WFEFI as of the Closing Date that:

(a) Organization and Good Standing. NFC has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and transfer the Portfolio Documents.

(b) Due Qualification. NFC is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires or shall require such qualification.

(c) Power and Authority. NFC has the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by NFC by all necessary corporate action.

(d) Valid Sale; Binding Obligation. This Agreement, together with the NSA Assignment, when duly executed and delivered, shall (upon satisfaction of the conditions set forth in Section 4.02(b) hereof relating to the Portfolio Documents) constitute a legal, valid and binding obligation of NFC enforceable against NFC in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(e) No Violation. The consummation of the transactions contemplated by this Agreement and the NSA Assignment and the fulfillment of the terms of this Agreement and the NSA Assignment shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of NFC, or any indenture, agreement, mortgage, deed of trust or other instrument to which NFC is a party or by which it is bound, or result in the creation or imposition of any Lien (other than a Permitted Lien) upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument (other than this Agreement, the NSA Assignment or the Note Purchase Agreement), or violate any law or, to NFC’s knowledge, any order, rule or regulation applicable to NFC of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over NFC or any of its properties.

(f) No Proceedings. To NFC’s knowledge, there are no proceedings or investigations pending or threatened before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over NFC or its properties (i) asserting the invalidity of this Agreement or the NSA Assignment, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or the NSA Assignment, or (iii) seeking any determination or ruling that would reasonably be expected to have a Material Adverse Effect with respect to NFC.

(g) No Consent. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by NFC of this Agreement or the NSA Assignment or the consummation by NFC of the transactions contemplated hereby or thereby except as expressly contemplated herein or therein.

(h) ERISA. No notice of a Lien arising under Title I or Title IV of ERISA has been filed under Section 6323 (a) of the Code (or any successor provision) against, or otherwise affecting the assets NFC.

(i) Solvency. NFC is, and after giving effect to the transactions contemplated to occur on such date will be, solvent.

(j) Investment Company Act. NFC is not, and is not controlled by, an “investment company” within the meaning of, and is not required to register as an “investment company” under, the Investment Company Act.

SECTION 3.03 Representations and Warranties of NFASC. NFASC hereby represents and warrants to NFC as of the Closing Date:

(a) Organization and Good Standing. NFASC has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and transfer the Portfolio Documents.

(b) Due Qualification. NFASC is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualification.

(c) Power and Authority. NFASC has the power and authority to execute and deliver this Agreement and to carry out its terms, and the execution, delivery and performance of this Agreement have been duly authorized by NFASC by all necessary corporate action.

(d) Binding Obligation. This Agreement shall constitute a legal, valid and binding obligation of NFASC enforceable against NFASC in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(e) No Violation. The consummation by NFASC of the transactions contemplated by this Agreement and the fulfillment of the terms of this Agreement shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of NFASC, or any indenture, agreement, mortgage, deed of trust or other instrument to which NFASC is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement, the NSA Assignment or the Note Purchase Agreement), or violate any law or, to NFASC’s knowledge, any order, rule or regulation applicable to NFASC of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over NFASC or any of its properties.

(f) No Proceedings. To NFASC’s knowledge, there are no proceedings or investigations pending or threatened before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over NFASC or its properties (i) asserting the invalidity of this Agreement or the NSA Assignment, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that would reasonably be expected to have a Material Adverse Effect with respect to NFASC.

(g) No Consent. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by NFASC of this Agreement or the consummation by NFASC of the transactions contemplated hereby except as expressly contemplated herein.

ARTICLE IV

CONDITIONS

SECTION 4.01 Conditions to Obligation of NFASC. The obligation of NFASC to purchase the Contracts and the Related Security hereunder on the Closing Date is subject to the satisfaction of the following conditions:

(a) Representations and Warranties True. The representations and warranties of NFC in Section 3.01 regarding the Portfolio being sold on the Closing Date, and the representations and warranties of NFC in Sections 3.02, shall be true and correct in all material respects as of the Closing Date (or if specified as applying to some other date, as of such date), and NFC shall have performed in all material respects all obligations to be performed by it hereunder on or prior to the Closing Date.

(b) Computer Files Marked. NFC shall, at its own expense, on or prior to the Closing Date, (i) indicate in its computer files created in connection with the Portfolio Documents that the Contracts have been sold to NFASC pursuant to this Agreement and the NSA Assignment by NFC and thereafter sold to WFEFI pursuant to the Note Purchase Agreement and the NPA Assignment by NFASC and (ii) deliver to NFASC and WFEFI the Composite Schedule of Contracts certified by an officer of NFC to be true, correct and complete.

(c) Documents to Be Delivered by NFC.

(i) The NSA Assignment. On the Closing Date, NFC shall execute and deliver to NFASC the NSA Assignment of the Portfolio.

(ii) Evidence of UCC Filing. On or within 10 days after the Closing Date, NFC shall record and file, at its own expense, a UCC-1 financing statement in each jurisdiction in which required by applicable law, naming NFC as seller or debtor, naming

NFASC as purchaser or secured party, naming the Portfolio as collateral, meeting the requirements of the laws of each such jurisdiction and in such manner as is necessary to perfect under the UCC the sale, transfer, assignment and conveyance of the Portfolio to NFASC to the extent constituting Code Collateral. NFC shall deliver a file-stamped copy, or other evidence satisfactory to NFASC of such filing, to NFASC promptly after receipt thereof.

(iii) Notice to Portfolio Obligors. On the Closing Date, NFC shall execute and deliver to WFEFI a Notice of Assignment, in substantially the form attached hereto as Exhibit B (which WFEFI shall not send to any Portfolio Obligor unless and until the Servicer Termination Date shall have occurred).

(iv) Other Documents. On the Closing Date, NFC shall provide such other documents as NFASC and WFEFI may reasonably request.

(d) Other Transactions. The related transactions contemplated by the Note Purchase Agreement shall be consummated on or prior to the Closing Date to the extent that such transactions are intended to be substantially contemporaneous with the transactions hereunder.

SECTION 4.02 Conditions To Obligation of NFC. The obligation of NFC to sell the Contracts and Related Security to NFASC hereunder on the Closing Date is subject to the satisfaction of the following conditions:

(a) Representations and Warranties True. The representations and warranties of NFASC hereunder shall be true and correct in all material respects as of the Closing Date, and NFASC shall have performed in all material respects all obligations to be performed by it hereunder on or prior to the Closing Date.

(b) Purchase Price. On the Closing Date, NFASC shall pay to NFC the Purchase Price payable on such date as provided in Section 2.02 of this Agreement.

ARTICLE V

ADDITIONAL AGREEMENTS

NFC agrees with NFASC as follows:

SECTION 5.01 Protection of Title.

(a) Filings. NFC shall prepare and file such financing statements and cause to be prepared and filed such continuation and other statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of NFASC under this Agreement and WFEFI under the Note Purchase Agreement in the Portfolio and in the proceeds thereof to the extent constituting Code Collateral, and hereby authorizes NFASC and WFEFI to file any such financing statements or continuation statements relating to all or any part thereof. NFC shall deliver (or cause to be delivered) to NFASC and WFEFI file-stamped copies of, or filing receipts for, any document filed as provided above, promptly after receipt thereof.

(b) Name Change. NFC shall not change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed by NFC in accordance with Section 5.01(a) seriously misleading within the meaning of Section 9-506 of the UCC, unless it shall have given NFASC and WFEFI at least 10 days prior written notice thereof and shall file such financing statements or amendments as may be reasonably required by NFASC and WFEFI.

(c) Jurisdiction of Formation; Maintenance of Offices. NFC shall give NFASC and WFEFI at least 10 days prior written notice of any change in its jurisdiction of formation and shall file such financing statements or amendments as may be reasonably required by NFASC and WFEFI.

(d) Accounts and Records. NFC will cause the Servicer to maintain accounts and records as to each Contract accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Contract, including payments and recoveries made and payments owing (and the nature of each) and extensions of any scheduled payments made not less than 45 days prior thereto, and (ii) reconciliation between payments or recoveries on (or with respect to) each Contract and the amounts from time to time deposited in the Collection Account in respect of such Contract.

(e) Maintenance of Systems. NFC will cause the Servicer to maintain its computer systems so that, from and after the time of the sale hereunder, the Servicer’s master computer records (including any back-up archives) that refer to any Contract indicate clearly that such Contract has been sold to NFASC and subsequently sold to WFEFI. Indication of WFEFI’s ownership interest in a Contract shall be deleted from or modified on the Servicer’s computer systems when, and only when, such Contract shall have been paid in full, repurchased by NFC, purchased by the Servicer or the Outstanding Purchased Amount shall have been reduced to zero.

(f) Other Purchases. If at any time NFC proposes to sell, grant a security interest in, or otherwise transfer any interest in Vehicle loan to any prospective purchaser, lender or other transferee, NFC shall give to such prospective purchaser, lender or other transferee computer tapes, records or print-outs (including any restored from back-up archives) that, if they refer in any manner whatsoever to any Contract, indicate clearly that such Contract has been sold to WFEFI unless such Contract has been paid in full, repurchased by NFC, purchased by the Servicer or the Outstanding Purchased Amount shall have been reduced to zero.

(g) Retitling of Financed Vehicles. Unless and until the Servicer Termination Date has occurred, the Certificates of Title with respect to the Financed Vehicles shall not be amended or re-issued to reflect the assignment of NFC’s or NFASC’s interests therein to WFEFI or any assignee thereof.

SECTION 5.02 Other Liens or Interests. Except for the conveyances hereunder and as contemplated by the Note Purchase Agreement, NFC shall not sell, pledge, assign or transfer the Contracts or the Related Security to any other Person, or grant, create, incur, assume or suffer to exist any Lien (except any Permitted Lien) on any interest therein, and NFC shall defend the right, title and interest of NFASC and WFEFI in, to and under the Contracts and Related Security against all claims of third parties claiming through or under NFC.

SECTION 5.03 Repurchase Upon Breaches. NFC hereby covenants and agrees with NFASC for the benefit of NFASC and WFEFI, that in the event of (i) a breach of any of NFC’s representations and warranties contained in Section 3.01 hereof with respect to any Portfolio Document or (ii) a breach by NFC of Section 5.02 hereof with respect to any Portfolio Document, which in either case has a Material Adverse Effect unless, such breach shall have been cured in all material respects as of the second following Accounting Date after NFC discovers or receives notice of breach (each such event, a “Repurchase Event”), NFC will repurchase such Contract from WFEFI as of such Accounting Date by a payment into the Collection Account in an amount equal to the Warranty Payment calculated as of such Accounting Date, and upon payment of such amount, NFC shall be the owner of such Contract and the Related Security and shall be entitled to all monies received from any source with respect to such Contract on or after the first day of the Monthly Period in which such Accounting Date occurs, including as a result of remarketing, litigation or any recourse arrangements. It is understood and agreed that the obligation of NFC to repurchase any Contract under this Section 5.03 shall, if such obligation is fulfilled, constitute liquidated damages for such breach; provided, that NFC’s and NFASC’s respective obligations under Section 6.2(g) and Section 6.2(h) of the Note Purchase Agreement shall continue with respect to such Contract.

SECTION 5.04 Repurchase of Defaulted Contracts; Determination of Recognized Losses.

(a) Repurchase of Defaulted Contracts. In addition to its obligations in Section 5.03, NFC hereby covenants and agrees with WFEFI and NFASC, that in the event a Contract becomes a Defaulted Contract, unless such Contract ceases to be a Defaulted Contract as of the Accounting Date following the date on which the Servicer makes the determination that such Contract is a Defaulted Contract, subject to the limitations in this Section 5.04, NFC will repurchase the Defaulted Contract from WFEFI as of such Accounting Date by a payment into the Collection Account in an amount equal to the Defaulted Contract Payment calculated as of such Accounting Date, and upon payment of such amount, WFEFI shall transfer to NFC, without representation, warranty or recourse, such Contract and the Related Security and, subject to Section 5.04(b) of this Agreement, NFC shall be entitled to all monies received from any source with respect to such Contract on or after the first day of the Monthly Period in which such Accounting Date occurs, including as a result of remarketing, litigation or any recourse arrangements. Notwithstanding the foregoing, NFC shall have no obligation to so repurchase any Defaulted Contract if the aggregate amount of Recognized Losses with respect to Defaulted Contracts purchased by NFC pursuant to this Section 5.04 equals or exceeds the Defaulted Contracts Repurchase Limit.

(b) Determination of Recognized Losses. Within ninety (90) days after the applicable Accounting Date as of which NFC purchased a Defaulted Contract, NFC shall calculate the Recognized Losses relating to such Defaulted Contract in accordance with the definition thereof. In the event that, as of any Settlement Date, the aggregate Recognized Losses (less reimbursements thereof pursuant to this Section 5.04(b) other than as a result of a withdrawal from the UNL Reserve Account) exceed the Defaulted Contracts Repurchase Limit (an “Excess

Recognized Loss”), NFC shall be entitled to reimbursement for such excess in accordance with Section 5.1(b) of the Note Purchase Agreement; provided, that, NFC shall pay Collections with respect to Defaulted Contracts that NFC has repurchased pursuant to Section 5.04(a) of this Agreement to the extent of such reimbursement to the Collection Account for application pursuant to Section 5.1(c) of the Note Purchase Agreement not to exceed the amount of such reimbursement. In addition, if on any Settlement Date such aggregate Recognized Losses exceed the Defaulted Contracts Cash Recourse Limit, NFC shall be entitled to reimbursement for such excess to the extent of amounts on deposit in the UNL Reserve Account. The amount deposited into the Collection Account (including any amounts that were offset against Outstanding Monthly Advances) as a result of a Turbo Event pursuant to Section 5.7(b) of the Note Purchase Agreement shall be deemed to be Recognized Losses.

SECTION 5.05 Further Assignments. NFC acknowledges that NFASC shall, pursuant to the Note Purchase Agreement, sell, transfer and assign the Portfolio to WFEFI, subject to the terms of the Note Purchase Agreement.

SECTION 5.06 Pre-Closing Collections. Within two Business Days after the Closing Date, NFC shall transfer to the Collection Account all collections (from whatever source) received after the Cutoff Date on or with respect to the Portfolio conveyed by NFC to NFASC and by NFASC to WFEFI on the Closing Date pursuant to Section 2.01.

SECTION 5.07 Limitation on Transfer of Navistar Purchase Obligations. NFASC acknowledges and agrees that the rights pursuant to the Navistar Purchase Obligations are personal to NFC, and neither NFASC nor WFEFI is, and neither is intended to be a third-party beneficiary of or entitled to such rights and, accordingly, such rights will not be exercisable by, enforceable by or for the benefit of, or preserved for the benefit of, NFASC or WFEFI.

ARTICLE VI

MISCELLANEOUS PROVISIONS

SECTION 6.01 Amendment. This Agreement may be amended from time to time by a written amendment duly executed and delivered by NFC and NFASC, with the prior written consent of WFEFI.

SECTION 6.02 Survival. The respective representations, warranties, obligations, liabilities, duties and indemnities of NFC and NFASC contained in this Note Sale Agreement and each other Basic Document, and the other documents and agreements relating hereto or thereto shall survive the consummation of the transactions evidenced hereby, and shall survive any termination to the extent required for their full observance and performance.

SECTION 6.03 Notices. All demands, notices and communications under this Agreement shall be delivered as specified in Appendix B to the Note Sale Agreement.

SECTION 6.04 Governing Law. All questions concerning the construction, validity and interpretation of this Agreement and the NSA Assignment shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without giving effect to any choice of law or conflict provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

SECTION 6.05 Waivers. No failure or delay on the part of NFASC in exercising any power, right or remedy under this Agreement or the NSA Assignment shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.

SECTION 6.06 Costs and Expenses. NFC agrees to pay all reasonable out-of-pocket costs and expenses of NFASC and WFEFI, including fees and expenses of counsel, in connection with the perfection as against third parties of NFASC’s and WFEFI’s right, title and interest in, to and under the Portfolio and the enforcement of any obligation of NFC hereunder.

SECTION 6.07 Confidential Information. NFASC agrees that it shall neither use nor disclose to any person the names and addresses of the Portfolio Obligors, except in connection with the sale of the Portfolio to WFEFI and enforcement of NFASC’s rights hereunder, under the Portfolio Documents, under the Basic Documents to which it is a party or as required by law.

SECTION 6.08 Headings. The various headings in this Agreement are for purposes of reference only and shall not affect the meaning or interpretation of any provision of this Agreement.

SECTION 6.09 Counterparts. This Agreement may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

SECTION 6.10 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed enforceable to the fullest extent permitted, and if not so permitted, shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of any Basic Document or right of any party thereto.

SECTION 6.11 Further Assurances. NFC and NFASC agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other more fully to effect the purposes of this Agreement, including the preparation of any financing statements or continuation statements relating to the Portfolio for filing under the provisions of the UCC of any applicable jurisdiction.

SECTION 6.12 Third-Party Beneficiary. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective successors and permitted assigns. WFEFI is an intended third party beneficiary of this Agreement, as set forth herein. Except as otherwise expressly provided in this Agreement with respect to the representations, warranties and agreements benefitting WFEFI, no other Person shall have any right or obligation hereunder.

SECTION 6.13 Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived, or supplemented except as provided herein.

SECTION 6.14 Assignment. Except as provided in Section 5.05, this Agreement may not be assigned by either party without the prior written consent of WFEFI.

SECTION 6.15 No Petition Covenants. Notwithstanding any prior termination of this Agreement, NFC shall not, prior to the date which is one year and one day after the payment in full of all outstanding obligations of NFASC under the Note Purchase Agreement, acquiesce, petition or otherwise invoke or cause any Person to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against NFASC under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of NFASC or any substantial part of its property, or ordering the winding up or liquidation of the affairs of NFASC.

SECTION 6.16 CONSENT TO JURISDICTION. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH PERSON PURSUANT TO THIS AGREEMENT AND EACH PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.

SECTION 6.17 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY THE SELLER PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

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IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

NAVISTAR FINANCIAL CORPORATION

By:	/s/ William V. McMenamin
	Name:	William V. McMenamin
	Title:	Vice President, Chief Financial Officer and Treasurer

NAVISTAR FINANCIAL ASSET SALES CORP.

By:	/s/ William V. McMenamin
	Name:	William V. McMenamin
	Title:	Vice President, Chief Financial Officer and Treasurer

EXHIBIT A

FORM OF NSA ASSIGNMENT

As of December 16, 2009, for value received, in accordance with the Note Sale Agreement, dated as of December 16, 2009 (the “Note Sale Agreement”), between NAVISTAR FINANCIAL CORPORATION, a Delaware corporation (“NFC”), and NAVISTAR FINANCIAL ASSET SALES CORP., a Delaware corporation (“NFASC”), NFC does hereby sell, assign, transfer and otherwise convey unto NFASC, without recourse (except as provided in Article V of the Note Sale Agreement), all right, title and interest of NFC in, to and under the Contracts (as described in Exhibit I, the Composite Schedule of Contracts, hereto) and the Related Security, including the other Portfolio Documents.

The foregoing sale does not constitute and is not intended to result in any assumption by NFASC of any obligation of the undersigned to the Portfolio Obligors, Dealers, insurers or any other Person in connection with the Portfolio Documents, the agreements with Dealers, any Insurance Policies or any agreement or instrument relating to any of them.

It is the intention of NFC and NFASC that the transfers and assignments contemplated by this NSA Assignment shall constitute a sale from NFC to NFASC of the property described herein and in Section 2.01 of the Note Sale Agreement and the beneficial interest in title to such property shall not be part of NFC’s estate in the event of the filing of a bankruptcy petition by or against NFC under any bankruptcy law. Notwithstanding the foregoing, in the event a court of competent jurisdiction determines that such transfer and assignment did not constitute such a sale or that such beneficial interest is a part of NFC’s estate, then NFC shall be deemed to have granted to NFASC a first priority perfected security interest in all of NFC’s right title and interest in, to and under the assets conveyed pursuant to this NSA Assignment, and NFC hereby grants such security interest. For purposes of such grant, this NSA Assignment and the Note Sale Agreement shall constitute a security agreement under the UCC.

This NSA Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Note Sale Agreement and is to be governed by the Note Sale Agreement.

Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Note Sale Agreement.

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IN WITNESS WHEREOF, the undersigned has caused this NSA Assignment to be duly executed as of the day and year first above written.

NAVISTAR FINANCIAL CORPORATION

By:
Name:
Title:

EXHIBIT I

COMPOSITE SCHEDULE OF CONTRACTS

EXHIBIT B

FORM OF NOTICE OF ASSIGNMENT

[to be provided on NFC’s letterhead]

NOTICE OF ASSIGNMENT

Re:                                                       No.                                                       dated                                              , 20         (the “Contract”) between Navistar Financial Corporation (“Navistar”) and                                                                                                                                        (“Customer”)

Navistar hereby gives notice to Customer that it has assigned to Nasistar Financial Asset Sales Corp. (“NFASC”) all of Navistar’s right, title and interest in, to and under the Contract and all payments owing thereunder. NFASC has further assigned all of NFASC’s right, title and interest in, to and under the Contract and all payments owing thereunder to Wells Fargo Equipment Finance, Inc. (“WFEFI”).

Navistar hereby irrevocably directs Customer to make any and all payments required or permitted to be made under the Contract directly to WFEFI at the following address:

All such payments should be payable to “Wells Fargo Equipment Finance, Inc.” This includes all payments invoiced by Navistar and not yet paid by Customer.

If Customer’s Contract is currently set up for ACH payment from Customer’s bank account, WFEFI will initiate these ACH payments in the future. You do not need to take any action to re-establish ACH payments with WFEFI.

Navistar agrees that payment to WFEFI according to this letter will relieve Customer of its obligation to make such payment to Navistar pursuant to the Contract.

Customer should settle all claims against Navistar arising prior to                          , 20    , whether arising under the Contract or otherwise, directly with Navistar. Customer should not, without WFEFI’s prior written consent: (i) seek to modify or amend the Contract, (ii) assign, encumber or sublet its rights under the Contract or in the equipment leased under the Contract, (iii) exercise any of its rights under the Contract which are exercisable only with the consent of

Navistar, (iv) return the equipment under the Contract to Navistar, or (v) settle any insurance claims with respect to the equipment. WFEFI is irrevocably appointed as Customer’s attorney-in-fact to make claim for, receive payment of and execute and endorse all documents, checks or drafts received under any insurance policy in payment for loss or damage to the equipment.

A copy of each notice which Customer is required to give to Navistar under the terms of the Contract should be sent by Customer to WFEFI (instead of Navistar) at its address set forth above or at such other address as WFEFI may hereafter notify Customer.

Navistar has agreed with WFEFI that WFEFI may delivery a copy of this Notice, including delivery by fax.

Navistar Financial Corporation

By:
Name:
Title:

Navistar Financial Asset Sales Corp.

By:
Name:
Title:

Wells Fargo Equipment Finance, Inc.

By:
Name:
Title: